Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION
REPORTS YEAR END AND FOURTH QUARTER RESULTS
(Loan Growth for 2018 of 10.7%)

SOUDERTON, Pa., January 23, 2019 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income of $50.5 million, or $1.72 diluted earnings per share, for the year ended December 31, 2018, compared to net income of $44.1 million, or $1.64 diluted earnings per share, for the year ended December 31, 2017. Net income for the quarter ended December 31, 2018 was $18.4 million, or $0.63 diluted earnings per share, compared to net income of $10.3 million, or $0.37 diluted earnings per share, for the quarter ended December 31, 2017.

The financial results for the quarter ended December 31, 2018 included a loan recovery of $1.8 million (after-tax recovery of $1.5 million), which represented $0.05 diluted earnings per share. This recovery relates to a loan the Corporation previously charged-off in the amount of $12.7 million (after-tax charge of $10.1 million), or $0.34 diluted earnings per share, in the second quarter of 2018 related to fraudulent activities by employees of the borrower. Total impact of this loss for the year ended December 31, 2018 was $10.9 million (after-tax charge of $8.6 million), or $0.29 diluted earnings per share.

In addition, the financial results for the year ended December 31, 2018 included tax-free bank owned life insurance ("BOLI") death benefit claims of $446 thousand during the second quarter of 2018, which represented $0.02 diluted earnings per share, offset by restructuring costs related to financial center closures of $451 thousand, net of tax, or $0.02 of diluted earnings per share, recognized in the first quarter of 2018. There were no restructuring costs during the year ended December 31, 2017. The financial results for the quarter and year ended December 31, 2018 also included a reduction in the Corporation's statutory federal income tax rate from 35% to 21% effective January 1, 2018 in accordance with the Tax Cuts and Jobs Act of 2017 ("TCJA").

The financial results for the quarter and year ended December 31, 2017 included a revaluation of the Corporation’s net deferred tax asset associated with the passage of the TCJA. The revaluation, which was recorded as additional income tax expense, was $1.1 million, or $0.04 of diluted earnings per share for the quarter and year ended December 31, 2017. The financial results for the year ended December 31, 2017 included a tax-free BOLI death benefit claim of $889 thousand recognized in the second quarter of 2017, which represented $0.03 diluted earnings per share.

Loans
Gross loans and leases increased $386.5 million, or 10.7%, from December 31, 2017 and $140.4 million, or 14.5% (annualized), from September 30, 2018. The growth in loans in the fourth quarter and year ended 2018 was primarily in commercial real estate, commercial business and residential real estate loans.

Deposits
Total deposits increased $331.0 million, or 9.3%, from December 31, 2017 primarily due to increases in commercial, public funds and consumer time deposits. Total deposits increased $65.9 million, or 6.9%, from September 30, 2018 primarily due to increases in commercial and consumer deposits partially offset by a seasonal decrease in public funds deposits.

Net Interest Income and Margin
Net interest income of $158.1 million for the year ended December 31, 2018 increased $14.9 million, or 10.4%, from the prior year. The increase in net interest income for the year ended December 31, 2018 compared to the prior year was primarily due to the previously described increase in loans. Net interest margin, on a tax-equivalent basis, was 3.72% for the year ended December 31, 2018 compared to 3.78% for the year ended December 31, 2017. The favorable impact of purchase accounting accretion was 2 basis points ($1.0 million) for the year ended December 31, 2018 compared to 8 basis points ($3.0 million) for the year ended December 31, 2017. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.70% for both the years ended December 31, 2018 and 2017. Net interest margin, on a tax-equivalent basis, in 2017 was calculated using a 35% federal tax rate as compared to a 21% federal tax rate for 2018. Assuming a 21% federal tax rate and excluding purchase accounting, net interest margin, on a tax-equivalent basis, was 3.63% for the year ended December 31, 2017.

Net interest margin, on a tax-equivalent basis, was 3.72% for the fourth quarter of 2018, compared to 3.71% for the third quarter of 2018 and 3.76% for the fourth quarter of 2017. The favorable impact of purchase accounting accretion was 1 basis point ($200 thousand) for the quarter ended December 31, 2018 compared to 3 basis points ($343 thousand) for the quarter ended September 30, 2018 and 4 basis points ($449 thousand) for the quarter ended December 31, 2017. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.71% for the quarter ended December 31, 2018 compared to 3.68% for the quarter ended September 30, 2018 and 3.72% for the quarter ended December 31, 2017. Net interest margin, on a tax-equivalent basis, assuming a 21% federal tax rate and excluding purchase accounting, was 3.64% for the quarter ended December 31, 2017.

Noninterest Income
Noninterest income for the year ended December 31, 2018 was $60.2 million, an increase of $933 thousand, or 1.6%, from the prior year. Noninterest income for the quarter ended December 31, 2018 was $14.4 million, an increase of $264 thousand, or 1.9%, from the fourth quarter of 2017.

Investment advisory commission and fee income increased $1.6 million, or 12.2%, for the year ended December 31, 2018, primarily due to new customer relationships and favorable market performance for the majority of 2018. Insurance commission and fee income increased $870 thousand, or 5.9%, for the year ended December 31, 2018, primarily due to an increase in group life and health premiums and an increase in contingent commission income of $374 thousand, which is largely recognized in the first quarter of the year. Other service fee income increased $676 thousand, or 7.8%, for the year ended December 31, 2018, primarily due to increases in debit card interchange income, mortgage servicing fees and human resource and payroll consulting services within the insurance line of business. Service charges on deposit accounts increased $150 thousand, or 2.7%, for the year ended December 31, 2018, primarily due to increased fee income on cash management accounts.

BOLI income decreased $814 thousand for the year ended December 31, 2018 primarily due to proceeds from the previously mentioned BOLI death benefits of $446 thousand in 2018 as compared to $889 thousand in 2017 and a decrease in value of our non-qualified annuity portfolio of $109 thousand in 2018 compared to an increase of $343 thousand in 2017. The value of the non-qualified annuity portfolio declined $287 thousand in the fourth quarter of 2018. The net gain on mortgage banking decreased $898 thousand, or 22.3%, for the year ended December 31, 2018, primarily due to a decrease in refinance mortgage volume, a shortage of housing supply and the Bank retaining, on balance-sheet, a higher percentage of its mortgage originations. Such on balance-sheet loans are predominantly hybrid adjustable rate mortgages. Other income decreased $484 thousand, or 64.9%, for the year ended December 31, 2018, which was primarily due to a net loss of $355 thousand related to valuations and sales of other real estate owned and sales of closed branches as compared to a net loss of $31 thousand of such assets in the prior year.

Noninterest Expense
Noninterest expense for the year ended December 31, 2018 was $137.2 million, an increase of $6.5 million, or 5.0%, from the prior year. Noninterest expense for the quarter ended December 31, 2018 was $33.4 million, a decrease of $44 thousand, or 0.1%, compared to the fourth quarter of 2017.

Salaries, benefits and commissions increased $4.6 million, or 6.1%, for the year ended December 31, 2018, primarily attributable to additional staff hired to support revenue generation across all business lines, expansion of our financial center footprint in Lancaster County and annual merit increases. Salaries, benefits and commissions increased only $236 thousand, or 1.2%, for the quarter ended December 31, 2018 as the fourth quarter included a $496 thousand reduction related to vesting of performance based restricted stock and executive bonus as certain performance metrics were not achieved for the measurement period. Data processing expense increased $514 thousand, or 6.0%, for the year ended December 31, 2018 primarily due to increased investments in customer relationship management software, internal infrastructure improvements and outsourced data processing solutions. Marketing and advertising expense increased $315 thousand for the year ended December 31, 2018 primarily related to deposit product campaigns and expenses related to rebranding our wealth management division during the fourth quarter of 2018. Other expense increased $804 thousand for the year ended December 31, 2018 primarily due to increases in Bank shares tax, loan processing expenses and increased corporate development expenses. Restructuring costs related to financial center closures and staffing rationalization were $571 thousand during the first quarter of 2018. There were no restructuring costs during the year ended December 31, 2017. Excluding restructuring costs, noninterest expense for the year increased $6.0 million, or 4.6%, from the comparable period in 2017.

Asset Quality and Provision for Loan and Lease Losses
Nonperforming assets were $28.1 million at December 31, 2018, compared to $31.0 million at September 30, 2018 and $28.6 million at December 31, 2017. During 2018, one commercial real estate loan in the amount of $12.3 million was placed on non-accrual status during the first quarter of 2018; the loan has a principal balance of $11.5 million as of December 31, 2018 due to paydowns during 2018. This increase was offset by $10.3 million in troubled debt restructured commercial real estate loans for another borrower being returned to performing status during the first quarter of 2018 as the borrower was in compliance with the modified terms of the restructuring for the required time period.

Net loan and lease recoveries were $1.9 million during the fourth quarter of 2018, which includes a $1.8 million recovery related to the previously discussed commercial loan charge-off. The provision for loan and lease losses was $103 thousand for the fourth quarter of 2018. For the year ended December 31, 2018, net loan and lease charge-offs of $12.5 million and the provision for loan and lease losses of $20.3 million include the previously discussed $10.9 million commercial loan net charge-off.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.81% at December 31, 2018, compared to 0.79% at September 30, 2018 and 0.70% at December 31, 2017.

Tax Provision
The effective income tax rate was 16.7% for the year and 17.6% for the quarter ended December 31, 2018, respectively. The effective income tax rate was 28.7% for the year and 33.5% for the quarter ended December 31, 2017, respectively. As previously discussed, the Corporation's statutory federal tax rate was reduced to 21% effective January 1, 2018 in accordance with the TCJA. The Corporation's effective income tax rate for the year ended December 31, 2018 was favorably impacted by discrete tax benefits and proceeds from BOLI death benefits. Excluding these items, the effective tax rate was 18.3% for the year ended December 31, 2018.

Dividend
On December 3, 2018, Univest declared a quarterly cash dividend of $0.20 per share, payable on January 2, 2019. This represented a 3.65% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss fourth quarter and year end 2018 results on Thursday, January 24, 2019 at 9:00 a.m. EST. Participants may preregister at http://dpregister.com/10127550. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through February 24, 2019 by dialing 1-877-344-7529; using Conference ID: 10127550.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $5.0 billion in assets and $3.3 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2018. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest Financial Corporation and the reports Univest Financial Corporation files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Financial Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Financial Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Financial Corporation is engaged; (6) technological issues that may adversely affect Univest Financial Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Financial

Corporation files with the Securities and Exchange Commission. Univest Financial Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2018
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Assets	$4,984,347	$4,801,998	$4,749,181	$4,613,959	$4,554,862
Investment securities	473,306	447,337	446,933	462,252	454,082
Loans held for sale	1,754	106	1,778	687	1,642
Loans and leases held for investment, gross	4,006,574	3,866,169	3,818,398	3,689,888	3,620,067
Allowance for loan and lease losses	29,364	27,371	25,652	23,410	21,555
Loans and leases held for investment, net	3,977,210	3,838,798	3,792,746	3,666,478	3,598,512
Total deposits	3,885,933	3,820,048	3,620,786	3,497,293	3,554,919
Noninterest-bearing deposits	1,055,919	1,047,081	1,055,479	1,002,021	1,040,026
NOW, money market and savings	2,159,937	2,101,484	1,970,912	1,974,769	1,940,144
Time deposits	670,077	671,483	594,395	520,503	574,749
Borrowings	429,672	326,709	481,862	466,510	355,590
Shareholders' equity	624,133	614,242	605,294	606,719	603,374

Balance Sheet (Average)	For the three months ended,					For the twelve months ended,
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Assets	$4,890,519	$4,817,321	$4,682,827	$4,555,977	$4,442,743	$4,737,772	$4,356,540
Investment securities	464,684	453,422	450,375	457,926	456,045	456,612	463,652
Loans and leases, gross	3,894,298	3,832,295	3,743,195	3,634,510	3,505,260	3,776,940	3,420,847
Deposits	3,938,378	3,792,627	3,563,956	3,484,044	3,508,676	3,696,264	3,407,223
Shareholders' equity	619,204	611,803	611,667	605,973	554,071	612,197	527,087

Asset Quality Data (Period End)
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$26,208	$27,559	$30,148	$27,694	$14,517
Accruing loans and leases 90 days or more past due	192	1,224	150	2,295	761
Accruing troubled debt restructured loans and leases	542	766	790	1,032	11,435
Total nonperforming loans	26,942	29,549	31,088	31,021	26,713
Other real estate owned	1,187	1,433	1,742	1,843	1,843
Total nonperforming assets	$28,129	$30,982	$32,830	$32,864	$28,556
Nonaccrual loans and leases / Loans and leases held for investment	0.65%	0.71%	0.79%	0.75%	0.40%
Nonperforming loans and leases / Loans and leases held for investment	0.67%	0.76%	0.81%	0.84%	0.74%
Nonperforming assets / Total assets	0.56%	0.65%	0.69%	0.71%	0.63%

Allowance for loan and lease losses	$29,364	$27,371	$25,652	$23,410	$21,555
Allowance for loan and lease losses / Loans and leases held for investment	0.73%	0.71%	0.67%	0.63%	0.60%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.81%	0.79%	0.76%	0.73%	0.70%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	112.04%	99.32%	85.09%	84.53%	148.48%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	108.99%	92.63%	82.51%	75.47%	80.69%
Acquired credit impaired loans	$695	$900	$998	$1,525	$1,583

	For the three months ended,					For the twelve months ended,
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Net loan and lease (recoveries) charge-offs	$(1,890)	$1,026	$13,167	$198	$980	$12,501	$5,836
Net loan and lease (recoveries) charge-offs (annualized)/Average loans and leases	(0.19)%	0.11%	1.41%	0.02%	0.11%	0.33%	0.17%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2018
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Interest income	$51,239	$49,255	$46,460	$43,534	$42,417	$190,488	$163,015
Interest expense	9,862	8,832	7,470	6,262	5,711	32,426	19,839
Net interest income	41,377	40,423	38,990	37,272	36,706	158,062	143,176
Provision for loan and lease losses	103	2,745	15,409	2,053	1,992	20,310	9,892
Net interest income after provision	41,274	37,678	23,581	35,219	34,714	137,752	133,284
Noninterest income:
Trust fee income	1,882	1,960	2,044	1,996	2,208	7,882	8,055
Service charges on deposit accounts	1,516	1,454	1,335	1,327	1,555	5,632	5,482
Investment advisory commission and fee income	3,852	3,785	3,778	3,683	3,485	15,098	13,454
Insurance commission and fee income	3,415	3,643	3,712	4,888	3,258	15,658	14,788
Other service fee income	2,448	2,284	2,431	2,169	2,301	9,332	8,656
Bank owned life insurance income	430	865	1,210	669	841	3,174	3,988
Net gain on sales of investment securities	—	—	—	10	5	10	48
Net gain on mortgage banking activities	713	754	942	716	465	3,125	4,023
Other income (loss)	160	116	(138)	124	34	262	746
Total noninterest income	14,416	14,861	15,314	15,582	14,152	60,173	59,240
Noninterest expense:
Salaries, benefits and commissions	19,576	20,321	20,065	20,647	19,340	80,609	75,992
Premises and equipment	3,469	3,557	3,600	3,780	3,636	14,406	14,551
Data processing	2,352	2,339	2,091	2,232	2,243	9,014	8,500
Professional fees	1,335	1,370	1,331	1,355	1,391	5,391	5,325
Marketing and advertising	432	461	526	381	360	1,800	1,485
Deposit insurance premiums	449	544	452	391	374	1,836	1,636
Intangible expense	481	479	594	612	687	2,166	2,582
Restructuring charges	—	—	—	571	—	571	—
Other expense	5,302	5,300	5,688	5,156	5,409	21,446	20,642
Total noninterest expense	33,396	34,371	34,347	35,125	33,440	137,239	130,713
Income before taxes	22,294	18,168	4,548	15,676	15,426	60,686	61,811
Income tax expense	3,922	3,204	191	2,826	5,162	10,143	17,717
Net income	$18,372	$14,964	$4,357	$12,850	$10,264	$50,543	$44,094
Per common share data:
Book value per share	$21.32	$20.89	$20.58	$20.64	$20.57	$21.32	$20.57
Net income per share:
Basic	$0.63	$0.51	$0.15	$0.44	$0.37	$1.72	$1.64
Diluted	$0.63	$0.51	$0.15	$0.44	$0.37	$1.72	$1.64
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	29,319,664	29,402,405	29,403,946	29,354,887	27,481,309	29,370,217	26,861,863
Period end shares outstanding	29,270,852	29,407,076	29,406,450	29,391,934	29,334,859	29,270,852	29,334,859

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2018

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Return on average assets	1.49%	1.23%	0.37%	1.14%	0.92%	1.07%	1.01%
Return on average assets, excluding restructuring charges (1), (2)	1.49%	1.23%	0.37%	1.18%	0.92%	1.08%	1.01%
Return on average shareholders' equity	11.77%	9.70%	2.86%	8.60%	7.35%	8.26%	8.37%
Return on average shareholder's equity, excluding restructuring charges (1), (2)	11.77%	9.70%	2.86%	8.90%	7.35%	8.33%	8.37%
Return on average tangible common equity, excluding restructuring charges (1), (2), (5)	16.52%	13.70%	4.04%	12.65%	10.89%	11.77%	12.75%
Net interest margin (FTE)	3.72%	3.71%	3.73%	3.72%	3.76%	3.72%	3.78%
Efficiency ratio (3)	59.0%	61.2%	62.1%	65.4%	63.4%	61.9%	62.2%
Efficiency ratio, excluding restructuring charges (1), (3), (4)	59.0%	61.2%	62.1%	64.3%	63.4%	61.6%	62.2%

Capitalization Ratios
Dividends declared to net income	31.9%	39.3%	135.0%	45.7%	57.1%	46.5%	49.6%
Shareholders' equity to assets (Period End)	12.52%	12.79%	12.75%	13.15%	13.25%	12.52%	13.25%
Tangible common equity to tangible assets (5)	9.29%	9.43%	9.33%	9.64%	9.68%	9.29%	9.68%
Tangible book value per share (5)	$15.25	$14.83	$14.51	$14.54	$14.44	$15.25	$14.44
Tangible book value per share - Core (5), (6)	$15.63	$15.26	$14.91	$14.90	$14.57	$15.63	$14.57

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.13%	10.07%	10.19%	10.47%	10.48%	10.13%	10.48%
Common equity tier 1 risk-based capital ratio	10.88%	10.99%	10.89%	11.16%	11.11%	10.88%	11.11%
Tier 1 risk-based capital ratio	10.88%	10.99%	10.89%	11.16%	11.11%	10.88%	11.11%
Total risk-based capital ratio	13.70%	13.87%	13.76%	14.04%	14.00%	13.70%	14.00%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Financial Corporation uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Restructuring charges	$—	$—	$—	$571	$—	$571	$—
Tax effect on restructuring charges	—	—	—	120	—	120	—
(b) Restructuring charges, net of tax	$—	$—	$—	$451	$—	$451	$—

(2) Net income in this ratio excludes restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes restructuring charges. See (1)(a) above.
(5) Tangible equity represents total shareholders' equity less goodwill and other intangible assets, but includes servicing rights which were $6,768 at December 31, 2018, $6,715 at September 30, 2018, $6,650 at June 30, 2018, $6,605 at March 31, 2018 and $6,573 at December 31, 2017.

(6) Tangible equity as defined in (5), excluding the impact of accumulated other comprehensive (loss) income on available-for-sale investment securities, net (($11,221) at December 31, 2018, ($12,873) at September 30, 2018, ($11,987) at June 30, 2018, ($10,477) at March 31, 2018 and ($4,061) at December 31, 2017), divided by total shares outstanding.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended
Tax Equivalent Basis	December 31, 2018			September 30, 2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$89,784	$480	2.12%	$80,678	$398	1.96%
U.S. government obligations	22,307	89	1.58	22,331	90	1.60
Obligations of state and political subdivisions	65,134	553	3.37	68,703	581	3.36
Other debt and equity securities	377,243	2,494	2.62	362,388	2,258	2.47
Federal funds sold and other earning assets	30,175	468	6.15	31,107	484	6.17
Total interest-earning deposits, investments, federal funds sold and other earning assets	584,643	4,084	2.77	565,207	3,811	2.68
Commercial, financial, and agricultural loans	782,666	10,322	5.23	796,593	10,184	5.07
Real estate—commercial and construction loans	1,766,543	21,309	4.79	1,729,538	20,527	4.71
Real estate—residential loans	910,620	11,102	4.84	880,589	10,447	4.71
Loans to individuals	31,902	511	6.35	32,057	499	6.18
Municipal loans and leases	323,904	3,160	3.87	316,149	3,037	3.81
Lease financings	78,663	1,407	7.10	77,369	1,409	7.23
Gross loans and leases	3,894,298	47,811	4.87	3,832,295	46,103	4.77
Total interest-earning assets	4,478,941	51,895	4.60	4,397,502	49,914	4.50
Cash and due from banks	47,429			48,737
Reserve for loan and lease losses	(28,499)			(26,099)
Premises and equipment, net	60,448			60,622
Other assets	332,200			336,559
Total assets	$4,890,519			$4,817,321
Liabilities:
Interest-bearing checking deposits	$491,749	$708	0.57%	$465,992	$541	0.46%
Money market savings	889,165	3,372	1.50	813,769	2,664	1.30
Regular savings	768,825	637	0.33	787,383	581	0.29
Time deposits	676,256	2,958	1.74	633,552	2,492	1.56
Total time and interest-bearing deposits	2,825,995	7,675	1.08	2,700,696	6,278	0.92
Short-term borrowings	56,215	233	1.64	129,365	584	1.79
Long-term debt	140,597	694	1.96	148,323	709	1.90
Subordinated notes	94,542	1,260	5.29	94,480	1,261	5.30
Total borrowings	291,354	2,187	2.98	372,168	2,554	2.72
Total interest-bearing liabilities	3,117,349	9,862	1.26	3,072,864	8,832	1.14
Noninterest-bearing deposits	1,112,383			1,091,931
Accrued expenses and other liabilities	41,583			40,723
Total liabilities	4,271,315			4,205,518
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	292,342			291,499
Retained earnings and other equity	169,078			162,520
Total shareholders' equity	619,204			611,803
Total liabilities and shareholders' equity	$4,890,519			$4,817,321
Net interest income		$42,033			$41,082
Net interest spread			3.34			3.36
Effect of net interest-free funding sources			0.38			0.35
Net interest margin			3.72%			3.71%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.68%			143.11%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2018 and September 30, 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended December 31,
Tax Equivalent Basis	2018			2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$89,784	$480	2.12%	$33,557	$92	1.09%
U.S. government obligations	22,307	89	1.58	24,039	94	1.55
Obligations of state and political subdivisions	65,134	553	3.37	79,708	844	4.20
Other debt and equity securities	377,243	2,494	2.62	352,298	1,873	2.11
Federal funds sold and other earning assets	30,175	468	6.15	27,719	371	5.31
Total interest-earning deposits, investments, federal funds sold and other earning assets	584,643	4,084	2.77	517,321	3,274	2.51
Commercial, financial, and agricultural loans	782,666	10,322	5.23	752,750	8,608	4.54
Real estate—commercial and construction loans	1,766,543	21,309	4.79	1,566,944	17,798	4.51
Real estate—residential loans	910,620	11,102	4.84	802,013	9,097	4.50
Loans to individuals	31,902	511	6.35	27,299	414	6.02
Municipal loans and leases	323,904	3,160	3.87	285,821	3,343	4.64
Lease financings	78,663	1,407	7.10	70,433	1,303	7.34
Gross loans and leases	3,894,298	47,811	4.87	3,505,260	40,563	4.59
Total interest-earning assets	4,478,941	51,895	4.60	4,022,581	43,837	4.32
Cash and due from banks	47,429			44,922
Reserve for loan and lease losses	(28,499)			(20,734)
Premises and equipment, net	60,448			63,119
Other assets	332,200			332,855
Total assets	$4,890,519			$4,442,743
Liabilities:
Interest-bearing checking deposits	$491,749	$708	0.57%	$439,397	$172	0.16%
Money market savings	889,165	3,372	1.50	649,861	1,213	0.74
Regular savings	768,825	637	0.33	841,223	648	0.31
Time deposits	676,256	2,958	1.74	567,982	1,524	1.06
Total time and interest-bearing deposits	2,825,995	7,675	1.08	2,498,463	3,557	0.56
Short-term borrowings	56,215	233	1.64	61,524	148	0.95
Long-term debt	140,597	694	1.96	188,466	745	1.57
Subordinated notes	94,542	1,260	5.29	94,298	1,261	5.31
Total borrowings	291,354	2,187	2.98	344,288	2,154	2.48
Total interest-bearing liabilities	3,117,349	9,862	1.26	2,842,751	5,711	0.80
Noninterest-bearing deposits	1,112,383			1,010,213
Accrued expenses and other liabilities	41,583			35,708
Total liabilities	4,271,315			3,888,672
Shareholders' Equity:
Common stock	157,784			148,546
Additional paid-in capital	292,342			249,778
Retained earnings and other equity	169,078			155,747
Total shareholders' equity	619,204			554,071
Total liabilities and shareholders' equity	$4,890,519			$4,442,743
Net interest income		$42,033			$38,126
Net interest spread			3.34			3.52
Effect of net interest-free funding sources			0.38			0.24
Net interest margin			3.72%			3.76%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.68%			141.50%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2018 and 2017 have been calculated using the Corporation’s federal applicable rate of 21.0% and 35.0%, respectively.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2018			2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$56,984	$1,101	1.93%	$26,128	$280	1.07%
U.S. government obligations	22,930	364	1.59	30,638	423	1.38
Obligations of state and political subdivisions	69,842	2,330	3.34	82,487	3,498	4.24
Other debt and equity securities	363,840	9,024	2.48	350,527	6,920	1.97
Federal funds sold and other earning assets	30,786	1,965	6.38	27,893	1,500	5.38
Total interest-earning deposits, investments, federal funds sold and other earning assets	544,382	14,784	2.72	517,673	12,621	2.44
Commercial, financial, and agricultural loans	793,028	39,156	4.94	749,563	33,278	4.44
Real estate—commercial and construction loans	1,689,983	78,498	4.64	1,519,883	68,166	4.48
Real estate—residential loans	870,846	41,270	4.74	765,493	34,563	4.52
Loans to individuals	30,242	1,866	6.17	28,050	1,636	5.83
Municipal loans and leases	316,280	12,049	3.81	282,475	12,856	4.55
Lease financings	76,561	5,514	7.20	75,383	5,533	7.34
Gross loans and leases	3,776,940	178,353	4.72	3,420,847	156,032	4.56
Total interest-earning assets	4,321,322	193,137	4.47	3,938,520	168,653	4.28
Cash and due from banks	45,979			44,424
Reserve for loan and lease losses	(25,154)			(20,219)
Premises and equipment, net	61,006			64,583
Other assets	334,619			329,232
Total assets	$4,737,772			$4,356,540
Liabilities:
Interest-bearing checking deposits	$461,676	$1,924	0.42%	$437,678	$527	0.12%
Money market savings	764,777	9,137	1.19	582,703	3,390	0.58
Regular savings	798,332	2,357	0.30	847,510	2,089	0.25
Time deposits	601,674	8,768	1.46	566,079	5,271	0.93
Total time and interest-bearing deposits	2,626,459	22,186	0.84	2,433,970	11,277	0.46
Short-term borrowings	144,312	2,420	1.68	105,552	904	0.86
Long-term debt	150,032	2,777	1.85	186,109	2,621	1.41
Subordinated notes	94,451	5,043	5.34	94,208	5,037	5.35
Total borrowings	388,795	10,240	2.63	385,869	8,562	2.22
Total interest-bearing liabilities	3,015,254	32,426	1.08	2,819,839	19,839	0.70
Noninterest-bearing deposits	1,069,805			973,253
Accrued expenses and other liabilities	40,516			36,361
Total liabilities	4,125,575			3,829,453
Shareholders' Equity:
Common stock	157,784			145,564
Additional paid-in capital	291,148			235,578
Retained earnings and other equity	163,265			145,945
Total shareholders' equity	612,197			527,087
Total liabilities and shareholders' equity	$4,737,772			$4,356,540
Net interest income		$160,711			$148,814
Net interest spread			3.39			3.58
Effect of net interest-free funding sources			0.33			0.20
Net interest margin			3.72%			3.78%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.32%			139.67%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2018 and 2017 have been calculated using the Corporation’s federal applicable rate of 21.0% and 35.0%, respectively.